Exhibit 99.1

ABM INDUSTRIES ANNOUNCES RESULTS FOR

FIRST QUARTER FISCAL 2019

Reports Record First Quarter Revenues of $1.6 billion

GAAP Continuing EPS of $0.20; Adjusted Continuing EPS of $0.31

Declaration of 212th Consecutive Quarterly Dividend

New York, NY - March 6, 2019 - ABM (NYSE: ABM), a leading provider of facility solutions, today announced financial results for the first quarter of fiscal 2019.

Scott Salmirs, President and Chief Executive Officer of ABM Industries, commented, "I am pleased that our first quarter performance signals a good start to the year as results met our expectations. The execution of our entire organization has been tremendous as we have been driving our business during the current labor environment, and also preparing for the launches of our many critical IT implementations that are occurring throughout 2019."

	Three Months Ended January 31,
(in millions, except per share amounts) (unaudited)	2019	2018	Increase/ (Decrease)

Revenues	$1,607.9	$1,588.3	1.2%

Operating profit	$30.3	$19.5	55.4%

Income from continuing operations	$13.0	$28.0	(53.4)%
Income from continuing operations per diluted share	$0.20	$0.42	(52.4)%

Adjusted income from continuing operations	$20.8	$17.4	19.7%
Adjusted income from continuing operations per diluted share	$0.31	$0.26	19.2%

Net income	$13.0	$27.8	(53.4)%
Net income per diluted share	$0.19	$0.42	(54.8)%

Net cash (used in) provided by operating activities of continuing operations	$(39.3)	$33.8	NM*

Adjusted EBITDA	$68.8	$65.1	5.7%
Adjusted EBITDA margin	4.3%	4.1%	18 bps

* Not meaningful (due to variance greater than or equal to +/-100%)

This release refers to certain non-GAAP financial measures described as “Adjusted EBITDA”, defined as earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability, "Adjusted EBITDA margin", “Adjusted income from continuing operations,” "Adjusted income from continuing operations per diluted share”, and "organic revenue", defined as revenue adjusted for the impact of acquisitions and divestitures, as well as the impact of the adoption of ASC 606 and ASC 853. These adjustments have been made with the intent of providing financial measures that give management and investors a more representative understanding of underlying operational results and trends as well as the Company’s operational performance. Management also uses Adjusted EBITDA as a basis for planning and forecasting future periods. Please refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures. We round amounts in these schedules to millions and calculate all percentages and per-share data from the underlying whole-dollar amounts. As a result, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding. Unless otherwise noted, all references to years are to our fiscal year, which ends on October 31.

1

First Quarter Summary

•	Results reflect the adoption of Accounting Standards Codification ("ASC") 606 and ASC 853. ASC 853, related to service concession arrangements, had an impact of ($11.3) million to revenue. ASC 606, related to revenue from contracts with customers, had a $1.3 million impact to revenue and $0.03 impact to income from continuing operations per diluted share on both a non-adjusted and adjusted basis.

•	Record first quarter revenue of $1,607.9 million, an increase of 1.2% versus last year.

•	Revenue related to the GCA Services Group ("GCA"), acquired in 2017, is now included in organic results.

•	Organic revenue growth (which excludes the impact from ASC 606 and ASC 853) was approximately 2%, primarily driven by growth within the Business & Industry segment.

•	Strong Technical Solutions organic revenue growth in the U.S. division, partially offset by the segment's U.K. business.

•	Income from continuing operations of $13.0 million, or $0.20 per diluted share versus $28.0 million, or $0.42 per diluted share last year, primarily reflecting the absence of a one-time tax benefit associated with the U.S. Tax Cuts and Jobs Act.

•	Adjusted income from continuing operations of $20.8 million, or $0.31 per diluted share, resulting in an 19.7% increase versus last year primarily driven by the aforementioned impact from ASC 606, as well as higher margin revenue contribution.

•	Net income for the quarter was $13.0 million, or $0.19 per diluted share.

•	Adjusted EBITDA increased 5.7% to $68.8 million compared to $65.1 million. These results led to an adjusted EBITDA margin of 4.3% versus 4.1% last year.

•	Net cash used by continuing operating activities was $39.3 million for the quarter.

First Quarter Results

For the first quarter of fiscal 2019, the Company achieved record revenues of approximately $1.6 billion driven by organic revenue growth of approximately 2%, excluding the adoption of ASC 606 and ASC 853. Organic revenue growth was driven primarily by growth within Business & Industry in both the U.K. and U.S., Technical Solutions and Technology & Manufacturing segments. Organic revenue growth was partially offset by a decline in revenue within the Education and Healthcare segments.

On a GAAP basis, income from continuing operations was $13.0 million, or $0.20 per diluted share, compared to income from continuing operations of $28.0 million, or $0.42 per diluted share last year. Income from continuing operations for the first quarter of fiscal 2018 reflected a one-time net tax benefit of $21.7 million or $0.33 per diluted share, associated with the U.S. Tax Cuts and Jobs Act.

2

Adjusted income from continuing operations for the first quarter of 2019 was $20.8 million, or $0.31 per diluted share, compared to $17.4 million, or $0.26 per diluted share for the first quarter of fiscal 2018. Adjusted results exclude items impacting comparability.  A description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Income from continuing operations for the quarter on both a GAAP and adjusted basis also reflects higher margin revenue contribution due to the Company's overall growth, particularly within the Business & Industry segment, as well as a $0.03 impact related to the Company's adoption of ASC 606.

Net income for the first quarter of 2019 was $13.0 million, or $0.19 per diluted share, compared to net income of $27.8 million, or $0.42 per diluted share last year.

Adjusted EBITDA for the quarter was $68.8 million compared to $65.1 million in the first quarter of fiscal 2018. Adjusted EBITDA margin for the quarter was 4.3% versus 4.1% last year. Adjusted results exclude items impacting comparability.

Mr. Salmirs continued, "As we progress through 2019, we will remain focused on our key priorities of growing through new sales and retention, continuing to navigate the ongoing labor environment, and transforming our IT infrastructure to enhance long term productivity and efficiency. In addition, while our cash flow from operating activities for the first quarter reflects an increase in working capital, we remain focused on maintaining our cash flow generation for the year, consistent with our trailing twelve months performance."

Liquidity & Capital Structure

The Company ended the quarter with total debt, including standby letters of credit, of $1.2 billion.

Total debt to proforma adjusted EBITDA was 3.45x.

In addition, the Company paid its 211th quarterly cash dividend of $0.180 per common share for a total distribution of $11.9 million.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors has declared a cash dividend of $0.180 per common share payable on May 6, 2019 to shareholders of record on April 4, 2019. This will be the Company's 212th consecutive quarterly cash dividend.

Guidance

The Company is reaffirming its outlook for fiscal 2019.

On November 1, 2018, the Company adopted the Financial Accounting Standards Board’s new revenue recognition standards, Accounting Standards Codification ("ASC") 606 and ASC 853, using the modified retrospective approach with a cumulative-effect adjustment to retained earnings as of the beginning of fiscal 2019.  As a result of these new accounting standards, the Company expects the impact to be in the range of ($0.05) to $0.05 primarily related to timing of revenue recognition for certain Bundled Energy Solutions contracts.  These amounts are not reflected in the current guidance outlook.

3

As previously announced, the Company expects GAAP income from continuing operations of $1.65 to $1.80 per diluted share, or adjusted income from continuing operations of $1.90 to $2.05 per diluted share. With the exception of the 2019 Work Opportunity Tax Credits and anticipated excess tax benefits on stock-based awards, this guidance does not include any potential benefits associated with certain other discrete tax items and other unrecognized tax benefits.

Mr. Salmirs concluded, "ABM has been building trusted relationships with our clients and team members for 110 years, and today we are one of the largest facilities services companies in the world. The investments we are making, in conjunction with maintaining a diversified and resilient business model will optimize our business and strengthen our future legacy."

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Thursday, March 7, 2019 at 8:30 AM (ET). The live conference call can be accessed via audio webcast at the "Investors" section of the Company's website, located at www.abm.com, or by dialing (877) 451-6152 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through March 21, 2019 and can be accessed by dialing (844) 512-2921 and then entering ID # 13687743.  An archive will also be available on the ABM website for 90 days.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $6.4 billion and approximately 140,000 employees in 350+ offices throughout the United States and various international locations. ABM's comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

4

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements about ABM Industries Incorporated (“ABM”) and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”). We make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include: (1) we may not realize the full extent of growth opportunities and synergies that we anticipated from the acquisition of GCA; (2) we incurred a substantial amount of debt to complete the acquisition of GCA. To service our debt we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. We also depend on the profitability of our subsidiaries to satisfy our cash needs. If we cannot generate the required cash, we may not be able to make the necessary payments required to service our indebtedness or we may be required to suspend certain discretionary payments, including our dividend; (3) changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of our 2020 Vision strategic transformation initiative, together with process and technology initiatives following the acquisition of GCA, may not have the desired effects on our financial condition and results of operations; (4) our success depends on our ability to gain profitable business despite competitive pressures and on our ability to preserve long-term client relationships; (5) our business success depends on our ability to attract and retain qualified personnel and senior management; (6) our use of subcontractors or joint venture partners to perform work under customer contracts exposes us to liability and financial risk; (7) our international business involves risks different from those we face in the United States that could have an effect on our results of operations and financial condition; (8) unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities; (9) we insure our insurable risks through a combination of insurance and self-insurance and we retain a substantial portion of the risk associated with expected losses under these programs, which exposes us to volatility associated with those risks, including the possibility that changes in estimates of ultimate insurance losses could result in material charges against our earnings; (10) our risk management and safety programs may not have the intended effect of reducing our liability for personal injury or property loss; (11) impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations; (12) changes in general economic conditions, including changes in energy prices, government regulations, and changing consumer preferences, could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (13) our business may be materially affected by changes to fiscal and tax policies. Negative or unexpected tax consequences could adversely affect our results of operations; (14) we may experience breaches of, or disruptions to, our information technology systems or those of our third-party providers or clients, or other compromises of our data that could adversely affect our business; (15) a significant number of our employees are covered by collective bargaining agreements that could expose us to potential liabilities in relationship to our participation in multiemployer pension plans, requirements to make contributions to other benefit plans, and the potential for strikes, work slowdowns or similar activities, and union-organizing drives; (16) if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investor perceptions of our Company and, as a result may have a material adverse effect on the value of our common stock; (17) our business may be negatively impacted by adverse weather conditions; (18) catastrophic events, disasters, and terrorist attacks could disrupt our services; and (19) actions of activist investors could disrupt our business. The list of factors above is illustrative and by no means exhaustive. For additional information on these and other risks and uncertainties we face, see ABM’s risk factors, as they may be amended from time to time, set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

5

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations and income from continuing operations per diluted share as adjusted for items impacting comparability, for the first quarter of fiscal years 2019 and 2018. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s operational performance. In addition, the Company has presented earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the first quarter of fiscal years 2019 and 2018. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The Company has also presented organic revenue growth to provide investors with useful supplemental information regarding the Company's ongoing performance and trends by presenting revenue growth excluding the impact of acquisitions and divestitures, as well as the impact of the adoption of ASC 606 and ASC 853. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investor Relations & Treasury:	Susie A. Kim
(212) 297-9721
susie.kim@abm.com

6

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended January 31,
(in millions, except per share amounts)	2019	2018	Increase / (Decrease)
Revenues	$1,607.9	$1,588.3	1.2%
Operating expenses	1,446.0	1,429.3	1.2%
Selling, general and administrative expenses	112.7	109.0	3.4%
Restructuring and related expenses	3.8	14.3	(73.6)%
Amortization of intangible assets	15.2	16.2	(6.2)%
Operating profit	30.3	19.5	55.4%
Income from unconsolidated affiliates, net	0.9	0.5	71.1%
Interest expense	(13.5)	(14.3)	(5.7)%
Income from continuing operations before income taxes	17.8	5.8	NM *
Income tax (provision) benefit	(4.7)	22.2	NM *
Income from continuing operations	13.0	28.0	(53.4)%
Loss from discontinued operations, net of taxes	(0.1)	(0.1)	(55.8)%
Net income	$13.0	$27.8	(53.4)%
Net income per common share — Basic
Income from continuing operations	$0.20	$0.42	(52.4)%
Loss from discontinued operations	—	—	NM *
Net income	$0.20	$0.42	(52.4)%
Net income per common share — Diluted
Income from continuing operations	$0.20	$0.42	(52.4)%
Loss from discontinued operations	—	—	NM *
Net income	$0.19	$0.42	(54.8)%
Weighted-average common and common equivalent shares outstanding
Basic	66.4	65.9
Diluted	66.7	66.3
Dividends declared per common share	$0.180	$0.175

* Not meaningful (due to variance greater than or equal to +/-100%)

7

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended January 31,
(in millions)	2019	2018
Net cash (used in) provided by operating activities of continuing operations	$(39.3)	$33.8
Net cash used in operating activities of discontinued operations	(0.1)	(0.1)
Net cash (used in) provided by operating activities	$(39.3)	$33.7
Purchase of businesses, net of cash acquired	—	(2.4)
Other	(11.4)	(12.8)
Net cash used in investing activities	$(11.4)	$(15.3)
Taxes withheld from issuance of share-based compensation awards, net	(2.3)	(2.0)
Dividends paid	(11.9)	(11.5)
Deferred financing costs paid	—	(0.1)
Borrowings from credit facility	357.6	304.3
Repayment of borrowings from credit facility	(309.6)	(303.0)
Changes in book cash overdrafts	7.2	(1.2)
Financing of energy savings performance contracts	1.7	—
Repayment of capital lease obligations	(0.8)	(0.8)
Net cash provided by (used in) financing activities	$42.0	$(14.3)
Effect of exchange rate changes on cash and cash equivalents	0.3	1.7

8

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in millions)	January 31, 2019	October 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$30.6	$39.1
Trade accounts receivable, net of allowances	1,039.2	1,014.1
Costs incurred in excess of amounts billed	40.2	—
Prepaid expenses	77.4	80.8
Other current assets	43.7	37.0
Total current assets	1,231.1	1,171.0
Other investments	15.5	16.3
Property, plant and equipment, net of accumulated depreciation	140.0	140.1
Other intangible assets, net of accumulated amortization	340.7	355.7
Goodwill	1,836.4	1,834.8
Other noncurrent assets	122.7	109.6
Total assets	$3,686.4	$3,627.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt, net	$42.1	$37.0
Trade accounts payable	209.1	221.9
Accrued compensation	142.1	172.1
Accrued taxes—other than income	64.8	56.0
Insurance claims	157.2	149.5
Income taxes payable	7.1	3.2
Other accrued liabilities	175.7	152.7
Total current liabilities	798.0	792.5
Long-term debt, net	945.8	902.0
Deferred income tax liability, net	29.2	37.8
Noncurrent insurance claims	364.5	360.8
Other noncurrent liabilities	70.4	62.9
Noncurrent income taxes payable	17.5	16.9
Total liabilities	2,225.3	2,172.9
Total stockholders' equity	1,461.1	1,454.6
Total liabilities and stockholders’ equity	$3,686.4	$3,627.5

9

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended January 31,		Increase/
(in millions)	2019	2018	(Decrease)
Revenues
Business & Industry	$774.5	$756.3	2.4%
Aviation	252.4	260.1	(2.9)%
Technology & Manufacturing	236.1	232.2	1.7%
Education	204.7	206.9	(1.1)%
Technical Solutions	107.9	104.0	3.7%
Healthcare	66.7	67.7	(1.6)%
Elimination of inter-segment revenues	(34.4)	(38.9)	11.6%
Total revenues	$1,607.9	$1,588.3	1.2%
Operating profit (loss)
Business & Industry	$36.5	$28.5	27.8%
Aviation	3.9	5.8	(32.2)%
Technology & Manufacturing	18.2	16.9	8.0%
Education	10.3	9.2	11.8%
Technical Solutions	5.9	5.5	8.5%
Healthcare	1.2	2.7	(57.5)%
Government Services	—	(0.7)	NM *
Corporate	(44.7)	(47.4)	5.7%
Adjustment for income from unconsolidated affiliates, net, included in Aviation	(0.9)	(0.6)	(51.0)%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	—	(0.3)	NM *
Total operating profit	30.3	19.5	55.4%
Income from unconsolidated affiliates, net	0.9	0.5	71.1%
Interest expense	(13.5)	(14.3)	(5.7)%
Income from continuing operations before income taxes	17.8	5.8	NM *
Income tax (provision) benefit	(4.7)	22.2	NM *
Income from continuing operations	13.0	28.0	(53.4)%
Loss from discontinued operations, net of taxes	(0.1)	(0.1)	(55.8)%
Net income	$13.0	$27.8	(53.4)%

* Not meaningful (due to variance greater than or equal to +/-100%)

10

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(in millions, except per share amounts)	Three Months Ended January 31,
	2019	2018
Reconciliation of Income from Continuing Operations to Adjusted Income from Continuing Operations
Income from continuing operations	$13.0	$28.0
Items impacting comparability(a)
Prior year self-insurance adjustment(b)	5.0	2.0
Other(c)	1.9	—
Restructuring and related(d)	3.8	14.3
Acquisition costs	0.3	1.3
Litigation and other settlements	(0.2)	(2.3)
Impairment loss	—	0.7
Total items impacting comparability	10.8	16.0
Income tax benefit(e) (f)	(3.0)	(26.6)
Items impacting comparability, net of taxes	7.8	(10.6)
Adjusted income from continuing operations	$20.8	$17.4

	Three Months Ended January 31,
	2019	2018
Reconciliation of Net Income to Adjusted EBITDA
Net income	$13.0	$27.8
Items impacting comparability	10.8	16.0
Loss from discontinued operations	0.1	0.1
Income tax provision (benefit)	4.7	(22.2)
Interest expense	13.5	14.3
Depreciation and amortization	26.7	29.0
Adjusted EBITDA	$68.8	$65.1

	Three Months Ended January 31,
	2019	2018
Reconciliation of Income from Continuing Operations per Diluted Share to Adjusted Income from Continuing Operations per Diluted Share
Income from continuing operations per diluted share	$0.20	$0.42
Items impacting comparability, net of taxes	0.12	(0.16)
Adjusted income from continuing operations per diluted share	$0.31	$0.26
Diluted shares	66.7	66.3

	Three Months Ended January 31,
	2019	2018
Reconciliation of Revenues to Organic Revenues
Revenues	$1,607.9	$1,588.3
Changes pursuant to ASC 606 and ASC 853 (g)	10.0	—
Organic revenues	$1,617.9	$1,588.3

Revenues growth	1.2%
Organic revenues growth	1.9%

(a) The Company adjusts income from continuing operations to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management's views of the underlying operational results and trends of the Company.

(b) Represents the net adjustments to our self-insurance reserve for general liability, workers’ compensation, automobile and medical and dental insurance claims related to prior period accident years. Management believes these prior period reserve changes do not illustrate the performance of the Company’s normal ongoing operations given the current year's insurance expense is estimated by management in conjunction with the Company's outside actuary to take into consideration past history and current costs and regulatory trends. Once the Company develops its best estimate of insurance expense premiums for the year, the Company fully allocates such costs out to the business leaders to hold them accountable for the current year costs within operations. However, since these prior period reserve changes relate to claims that could date back many years, current management has limited ability to influence the ultimate development of the prior year changes. Accordingly, including the prior period reserve changes in the Company's current operational results would not depict how the business is run as the Company holds its management accountable for the current year’s operational performance. The Company believes the exclusion of the self-insurance adjustment from income from continuing operations is useful to investors by enabling them to better assess our operating performance in the context of current year profitability. For the three months ended January 31, 2019 and 2018, our self-insurance general liability, workers’ compensation, and automobile and medical and dental insurance claims related to prior period accident years was increased by $5.0 million and $2.0 million, respectively.

11

(c) Primarily represents one-time implementation costs related to the Company's transformational IT infrastructure projects and requirements associated with General Data Protection Regulation standards.

(d) Represents restructuring costs related to the continued integration of GCA acquisition in September 2017.

(e) The Company's tax impact is calculated using the federal and state statutory rate of 28.1% for QTD FY19 and 29.8% for QTD FY18. We calculate tax from the underlying whole-dollar amounts, as a result, certain amounts may not recalculate based on reported numbers due to rounding.

(f)The QTD FY18 includes a tax benefit of $21.7M related to the enactment of the Tax Act.

(g)Consistent with the required disclosures under U.S. GAAP in the year of adoption of ASC 606 and ASC 853, we are providing information in each reporting period during the year of adoption on what revenue would have been under our historical method of accounting that existed prior to November 1, 2018 as part of the reconciliation of reported revenues to organic revenues.

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

2019 GUIDANCE

	Year Ending October 31, 2019
Reconciliation of Estimated Income from Continuing Operations per Diluted Share to Estimated Adjusted Income from Continuing Operations per Diluted Share	Low Estimate	High Estimate
Income from continuing operations per diluted share (a)	1.65	1.80
Adjustments (b)	0.25	0.25
Adjusted Income from continuing operations per diluted share (a)	$1.90	$2.05

(a) With the exception of the 2019 Work Opportunity Tax Credits and ASU 2016-09, this guidance does not include any potential benefits associated with certain other discrete tax items and other unrecognized tax benefits.

(b) Adjustments include costs associated with the strategic review, legal settlements, adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.

(c) On November 1, 2018, the Company adopted the Financial Accounting Standards Board’s new revenue recognition standard Accounting Standards Codification Topic 606 ("ASC 606") and ASC 853 using the modified retrospective approach with cumulative-effect adjustment to retained earnings as of the beginning of fiscal 2019. As a result of this new accounting standard, the Company expects the impact to be in the range of ($0.05) to $0.05 primarily related to timing of revenue recognition for certain Bundled Energy Solutions contracts. These amounts are not reflected in the current guidance outlook.

12